UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

KNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

KNOLOGY, INC.

1241 O.G. Skinner Drive

West Point, Georgia 31833

Proxy Supplement

Dated April 22, 2008

to the

Proxy Statement Dated April 4, 2008

TO THE STOCKHOLDERS OF KNOLOGY, INC.:

Knology, Inc. (the “Company”) is filing this Proxy Supplement (this “Proxy Supplement”) to revise the disclosure of some of the information contained in the Company’s Proxy Statement, dated April 4, 2008 (the “Original Proxy Statement”) that was previously delivered to you in connection with the Company’s 2008 Annual Meeting of Stockholders on May 7, 2008. Capitalized terms used but not defined in the Proxy Supplement shall have the meanings ascribed to them in the related Original Proxy Statement.

The following information supersedes and replaces in their entirety those sections of the Original Proxy Statement entitled “Executive Compensation—Equity Compensation Plan Information” and “Proposal 3: Ratification of Independent Registered Public Accounting Firm—Fees Paid to Independent Accountants:”

Equity Compensation Plan Information

The following table provides information about the common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2007.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)		(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders	2,064,525	(2)	$3.47	—
	127,875	(3)	$25.49	—
	1,165,603	(4)	$11.89	825,908	(5)
Equity Compensation Plans Not Approved by Stockholders	—		—	—
Total	3,358,003	(6)	$7.07	825,908

(1)	Includes Full Value Awards.
(2)	Includes options to purchase common stock and full-value restricted shares granted pursuant to the Knology, Inc. Amended and Restated 2002 Long-Term Incentive Plan.
(3)	Options to purchase common stock granted pursuant to the Knology, Inc. Spin-Off Plan.
(4)	Options to purchase common stock granted pursuant to the Knology, Inc. 2006 Plan.
(5)

Shares reserved for issuance under the 2006 Plan are available for issuance pursuant to the exercise of options or other rights to acquire common stock, or may be granted as awards of restricted stock, performance shares or unrestricted stock.

(6)	Includes 277,111 non-vested restricted shares as of December 31, 2007.

Fees Paid to Independent Accountants

The following table reflects the fees paid or accrued by us for the audit and other services provided by Deloitte for fiscal year 2006 until its dismissal and by BDO for fiscal years 2006 and 2007.

	BDO		Deloitte
	Year ended December 31, 2006	Year ended December 31, 2007	Year ended December 31, 2006	Year ended December 31, 2007
Audit Fees	$351,161	$315,043	$55,974	—
Audit-Related Fees(1)	65,000	52,290	41,250	—
Tax Fees(2)	18,110	15,199	4,170	—
All Other Fees(3)	—	—	27,000	—

Total Fees	$434,271	$382,532	$128,394	—

(1)	These fees relate primarily to due diligence pertaining to acquisitions, audits of employee benefit plans and accounting consultation for transactions.
(2)	These fees relate to tax compliance, tax advice, tax planning and tax consultation for transactions.
(3)	The fees relate to services for consultations, comfort letters and consents related to Securities and Exchange Commission registration statements and special transactions.

The audit committee is responsible for appointing, setting compensation and overseeing the work performed by the independent accountants. The audit committee has adopted policies and procedures regarding the pre-approval of all audit and permissible non-audit services provided by the independent accountants. Pre-approval is obtained either in advance of the engagement of the independent accountants or pursuant to a pre-approval policy adopted by the audit committee. Projects are approved at the quarterly meetings of the audit committee. If a project requiring pre-approval arises between meetings, the audit committee has delegated authority to the audit committee chairman to provide the required pre-approval. However, such pre-approval must be presented to the entire audit committee at its next meeting. All of the services described in the footnotes to the table above were approved by the audit committee pursuant to the audit committee charter and pre-approval policy. The audit committee receives a quarterly schedule of all projects and related billings currently underway with the independent accountants. The audit committee also monitors the Securities and Exchange Commission’s and the Nasdaq Global Market’s requirements and modifies their pre-approval process, policies and procedures as needed.

The audit committee has considered whether the provision of non-audit services by the independent accountants to us is compatible with maintaining auditors’ independence.